UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2016

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Square, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events
On May 17, 2016, the Board of Directors of Horizon Bancorp (“Horizon”) appointed Steven W. Reed to chair the Board of Directors’ Audit Committee. Mr. Reed succeeds Charley E. Gillispie as the chairperson, following Mr. Gillispie’s previously announced retirement from the Board of Directors due to a move away from Horizon’s market area.

Mr. Reed meets the NASDAQ qualifications as an independent director and is considered a financial expert. Mr. Reed has served on Horizon’s Board of Directors since July 2012 and had previously served on the board of directors of Heartland Community Bank. Mr. Reed is a partner with the firm BGBC Partners, LLP, an Indianapolis full service accounting and business consulting firm. He has a B.S. in Business with a concentration in finance from Indiana University. Mr. Reed is a Certified Public Accountant and has been practicing since 1985. Additionally, Mr. Reed holds the appellations “Accredited in Business Valuation (ABV)” and “Certified in Financial Forensics (CFF)”. These accreditations recognize special training, testing and qualification in business valuation and in forensic accounting through the American Institute of Certified Public Accountants.

Horizon announced Mr. Reed’s appointment in a press release on May 18, 2016, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued May 18, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: May 18, 2016	HORIZON BANCORP

	By:	/s/ Craig M. Dwight
Craig M. Dwight,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Location
99.1	Press Release issued May 18, 2016	Attached